EXHIBIT 99.1

FOR IMMEDIATE RELEASE

August 12, 2021

The Eastern Company Reports SECOND QUARTER 2021 Financial results
NET SALES from continuing operations INCREASED BY 55%;
NET EARNINGS from continuing operations grew BY 32%

•

Eastern accelerates its transformation and focus on growing its Engineered Solutions segment. The Company reports its Diversified Products segment as “discontinued operations” while exploring strategic alternatives for these businesses.

•

Strong demand across core markets drove second quarter of 2021 net sales from continuing operations growth of 55% to $61.2 million. Customer orders were strong and backlog grew to $89.2 million at the end of the second quarter of 2021, compared with $55.3 million at the end of the second quarter of 2020.

•	Rapid escalation in material costs and freight rates led gross margins for the second quarter of 2021 to decline to 23% of net sales, compared to 26% for the second quarter of 2020.

•

Earnings per diluted share from continuing operations for the second quarter of 2021 were $0.44, an increase of 33% over the second quarter of 2020. The Company took a one-time charge of $8.1 million, net of tax, associated with its discontinued operations. As a result, second quarter 2021 loss per diluted share related to the discontinued operations was ($1.15), and total loss per diluted share was ($0.71).

•	Eastern’s balance sheet continued to strengthen with net leverage of 2.3x as of the end of the second quarter of 2021, down from 2.8x at the end of fiscal year 2020.

NAUGATUCK, CT – August 12, 2021 - The Eastern Company (“Eastern”) (NASDAQ:EML), an industrial manufacturer of unique engineered solutions serving industrial markets, today announced the results of operations for the second fiscal quarter ended July 3, 2021.

President and CEO August Vlak commented, “Sales from continuing operations for the second quarter of 2021 increased 55% compared to the second quarter of 2020, due to strong demand across a broad range of our commercial vehicle and industrial markets, including Class 8 trucks, service bodies and light trucks, recreational vehicles, and electric vehicle manufacturers. While the economic recovery has accelerated demand, we also attribute our growth to strong execution of the launch of new products and solutions. Order flow remained robust, and our backlog at the end of the second quarter 2021 reached $89.2 million, an increase of $33.9 million, or 61% over the backlog at the end of the second quarter of 2020.”

Mr. Vlak continued, “During the second quarter, our businesses demonstrated resilience in the face of significant disruptions in our global supply chains and were affected by sustained increases in raw material prices. All of our businesses experienced interruptions in transportation, which caused delays in shipments. Moreover, freight costs and prices of certain raw materials, including steel and resins, continued to rise. Over the last twelve months, the price of hot-rolled steel increased by 236% and the price for cold-rolled steel increased by 174%. Our businesses have been able to pass on a portion of these increases, but the impact of unrecoverable costs and the lag in our price increases have compressed our gross margin by several hundred basis points in the second quarter of 2021. We believe that increased stability in the prices of many of our raw materials and shipping rates will moderate the pressure on our gross margins in the future.”

Mr. Vlak added, “Our financial reporting for the second quarter of 2021 reflects our focus on our Engineered Solutions segment, which includes Eberhard as well as Big 3 Precision and Velvac, our more recent acquisitions. We are reporting our Diversified Products segment as ‘discontinued operations,’ indicating that these legacy businesses no longer align with our strategy, and as such, we intend to explore strategic alternatives for each of them. We have recorded a one-time write-down of $8.1 million, net of tax, on the assets of the discontinued operations, which includes a charge to goodwill of $5.9 million. This write down reflects our belief that cash proceeds from potential divestitures are likely to approximate $25.0 million, over the next twelve months.”

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Mr. Vlak continued, “Our balance sheet continues to strengthen. As of July 3, 2021, we have cash and cash equivalents of $18.5 million, including $1.6 million cash and cash equivalents classified as assets held for sale, and an untapped $20 million revolving line of credit. As of that date, our net leverage ratio is 2.3x, and our fixed charge coverage ratio is 2.7x, both of which comfortably comply with our bank covenants of 4.25x and 1.25x, respectively. Moreover, we expect that the vast majority of the proceeds from any potential divestiture will further reduce our net leverage. We believe that our strong balance sheet, potential proceeds from divestitures, and ample liquidity will fuel the accelerated growth of Engineered Solutions businesses.”

Second Quarter 2021 and First Six Months 2021 Financial Results

Net sales from continuing operations increased by 55% to $61.2 million for the second quarter of 2021 compared to $39.5 million for the second quarter of 2020. Net sales from continuing operations increased for the first six months of 2021 by 35% to $123.0 million, compared to $91.4 million for the first six months of 2020.

Gross profit as a percent of net sales was 23% for the second quarter of 2021 and 24% for the first six months of 2021, compared to 26% for the second quarter of 2020 and 25% for the first six months of 2020.

Net income from continuing operations increased by 32% to $2.8 million for the second quarter of 2021, or $0.44 per diluted share, from $2.1 million, or $0.33 per diluted share, for the second quarter of 2020. Net income from continuing operations for the first six months of 2021 increased by 79% to $8.4 million, or $1.35 per diluted share, from $4.7 million, or $0.76 per diluted share, for the first six months of 2020.

Net loss, including discontinued operations, was ($4.5) million for the second quarter of 2021, or ($0.71) per diluted share, compared to a net loss of ($1.9) million, or ($0.30) per diluted share for the second quarter of 2020. Net income for the first six months of 2021, including discontinued operations, was $1.4 million, or $0.22 per diluted share, compared to $1.0 million, or $0.16 per diluted share for the first six months of 2020.

Conference Call and Webcast

The Eastern Company will host a conference call to discuss its results for the second quarter of 2021 and other matters on Monday, August 16, 2021 at 11:00 AM Eastern Time. Participants can access the conference call by phone at 844-369-8770 (toll free in US & Canada) or 862-298-0840 (international). Participants can also join via the web at https://www.webcaster4.com/Webcast/Page/1757/42361.

About The Eastern Company

The Eastern Company manages industrial businesses that design, manufacture and sell unique engineered solutions to niche markets, focusing on industries that offer long-term macroeconomic growth opportunities. The Company operates from locations in the U.S., Canada, Mexico, U.K., Taiwan and China. More information on the Company can be found at www.easterncompany.com.

Safe Harbor for Forward-Looking Statements

Statements in this document about our future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the rules, regulations and releases of the Securities and Exchange Commission. Any statements that are not statements of historical fact, including statements containing the words “would”, “should”, “may,” “will,” "believes," “estimates,” "intends", "continues," "reflects," "plans," "anticipates," "expects," “potential,” “opportunities” and similar expressions, should also be considered to be forward-looking statements. Readers should not place undue reliance on these forward-looking statements, which are based upon management's current beliefs and expectations. These forward-looking statements are subject to risks and uncertainties, and actual results might differ materially from those discussed in, or implied by, the forward-looking statements. The risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements include, but are not limited to, the effects of the COVID-19 pandemic, vaccination rates, the emergence of variants of COVID-19, and the measures being taken to limit the spread and resurgence of COVID-19, including supply chain disruptions, delays in delivery of our products to our customers, impact on demand for our products, reductions in production levels, increased costs, including costs of raw materials, the impact on global economic conditions, the availability, terms and cost of financing, including borrowings under credit arrangements or agreements, and risks associated with employees working remotely or operating with reduced workforce; the scope and duration of the COVID-19 pandemic, including the extent of any resurgences and the emergence of variants of COVID-19, and how quickly and to what extent normal economic activity can resume; vaccination rates; changing customer preferences, lack of success of new products, loss of customers, cybersecurity breaches, changes in competition in our markets, and increased prices for raw materials resulting from tariffs on imported goods or otherwise. There are important, additional factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including those set forth in our reports and filings with the Securities and Exchange Commission. We undertake no obligation to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise, except as required by law.

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Non-GAAP Financial Measures

The non-GAAP financial measures we provide in this release should be viewed in addition to, and not as an alternative for, results prepared in accordance U.S. GAAP. A reconciliation of non-GAAP financial measures referenced in this release to the nearest GAAP results is provided with this release.

To supplement the consolidated financial statements prepared in accordance with U.S. GAAP, we have presented adjusted earnings per share, adjusted EBITDA and adjusted EBITDA margin, which are considered non-GAAP financial measures. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. These measures are not substitutes for their comparable GAAP financial measures, such as net sales, net income, diluted earnings per common share, or other measures prescribed by U.S. GAAP, and there are limitations to using non-GAAP financial measures.

Adjusted earnings per share is defined as diluted earnings per share excluding, when they occur, the impacts of impairment losses, losses on sale of subsidiaries, transaction expenses, factory relocation expenses and restructuring costs, and gains on the sale of assets. We believe that adjusted earnings per share provides important comparability of underlying operational results, allowing investors and management to access operating performance on a consistent basis.

Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, and depreciation and amortization and excluding, when they occur, the impacts of impairment losses, losses on sale of subsidiaries, transaction expenses, factory relocation expenses and restructuring expenses, and gains on the sale of assets. Adjusted EBITDA is a tool that can assist management and investors in comparing our performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our underlying operations.

Management uses non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in our business including our business segments, to assess our performance relative to our competitors, and to establish operational goals and forecasts that are used in allocating resources. These financial measures should not be considered in isolation from, or as a replacement for, GAAP financial measures.

We believe that presenting non-GAAP financial measures in addition to GAAP financial measures provides investors greater transparency to the information used by our management for its financial and operational decision-making. We further believe that providing this information better enables our investors to understand our operating performance and to assess the methodology used by management to evaluate and measure such performance.

Investor Relations Contacts

The Eastern Company
August Vlak or John L. Sullivan III

203-729-2255

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THE EASTERN COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Six Months Ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Net sales	$61,247,592	$39,507,800	$123,021,025	$91,353,901
Cost of products sold	(47,270,990)	(29,188,182)	(93,535,153)	(68,111,738)
Gross margin	13,976,602	10,319,618	29,485,872	23,242,163

Product development expense	(1,088,380)	(917,513)	(2,105,942)	(1,839,464)
Selling and administrative expenses	(9,375,537)	(6,545,525)	(18,319,931)	(14,752,316)
Operating profit	3,512,685	2,856,580	9,059,999	6,650,383

Interest expense	(434,147)	(454,915)	(961,291)	(1,075,663)
Other income	525,124	303,741	2,951,873	603,322
Income from continuing operations before income taxes	3,603,662	2,705,406	11,050,581	6,178,042

Income taxes	(848,302)	(624,949)	(2,601,424)	(1,455,033)
Net income from continuing operations	2,755,360	2,080,457	8,449,157	4,723,009

Discontinued Operations (see note B )
Gain (loss) from operations of discontinued units	1,128,286	(5,137,249)	1,339,467	(4,831,485)
Loss on classification as held for sale	(10,583,078)	-	(10,583,078)	-
Income tax benefit	2,225,658	1,168,011	2,175,946	1,115,512
Loss on discontinued operations	(7,229,134)	(3,969,238)	(7,067,665)	(3,715,973)

Net (loss) income	$(4,473,774)	$(1,888,781)	$1,381,491	$1,007,036

Earnings per share from continuing operations:
Basic	$0.44	$0.33	$1.35	$0.76

Diluted	$0.44	$0.33	$1.35	$0.76

Loss per share from discontinued operations:
Basic	$(1.15)	$(0.64)	$(1.13)	$(0.60)

Diluted	$(1.15)	$(0.64)	$(1.13)	$(0.60)

Total (loss) earnings per share:
Basic	$(0.71)	$(0.30)	$0.22	$0.16

Diluted	$(0.71)	$(0.30)	$0.22	$0.16

Cash dividends per share:	$0.11	$0.11	$0.22	$0.22

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THE EASTERN COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	July 3, 2021	January 2, 2021
	(unaudited)
Current Assets
Cash and cash equivalents	$16,890,642	$15,291,825
Marketable securities	29,121	28,951
Accounts receivable, less allowances: 2021 - $564,061; 2020 - $486,707	35,109,931	31,804,207
Inventories	48,830,376	43,121,737
Current portion of notes receivable	459,863	398,414
Prepaid expenses and other assets	6,470,105	3,152,720
Current assets held for sale	33,268,203	17,937,918
Total Current Assets	141,058,241	111,735,772

Property, Plant and Equipment	51,395,884	52,173,305
Accumulated depreciation	(25,381,312)	(25,976,187)
Property, Plant and Equipment, Net	26,014,572	26,197,118

Goodwill	71,061,057	70,994,178
Trademarks	5,404,284	5,404,284
Patents and other intangibles net of accumulated amortization	24,908,099	27,089,071
Long term notes receivable, less current portion	985,916	1,677,277
Right of Use Assets	12,109,866	12,594,663
Long-term assets held for sale	-	19,894,688
Other Assets	114,469,222	137,654,161

TOTAL ASSETS	$281,542,035	$275,587,051

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THE EASTERN COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

LIABILITIES AND SHAREHOLDERS’ EQUITY

	July 3, 2021	January 2, 2021
	(unaudited)
Current Liabilities
Accounts payable	$27,223,679	$21,311,619
Accrued compensation	3,364,766	3,474,686
Other accrued expenses	3,496,332	3,362,032
Current portion of lease liability	2,951,252	2,798,712
Current portion of long-term debt	7,687,689	6,437,689
Current liabilities held for sale	5,697,064	3,281,225
Total Current Liabilities	50,420,782	40,665,963

Deferred income taxes	2,957,771	2,957,771
Other long-term liabilities	1,144,127	1,144,126
Lease liability	9,367,281	9,834,853
Long-term debt, less current portion	78,672,380	82,255,803
Accrued postretirement benefits	1,154,279	1,185,139
Accrued pension cost	30,929,978	33,188,623
Long-term liabilities held for sale	-	48,315
Total Liabilities	174,646,598	171,280,593

Shareholders’ Equity
Voting Preferred Stock, no par value:
Authorized and unissued: 1,000,000 shares
Nonvoting Preferred Stock, no par value:
Authorized and unissued: 1,000,000 shares
Common Stock, no par value, Authorized: 50,000,000 shares	32,181,055	31,501,041
Issued: 9,018,483 shares in 2021 and 8,996,625 shares in 2020
Outstanding: 6,268,754 shares in 2021 and 6,246,896 shares in 2020
Treasury Stock: 2,749,729 shares in 2021 and 2,749,729 shares in 2020	(20,537,962)	(20,537,962)
Retained earnings	123,324,953	122,840,131
Accumulated other comprehensive income (loss):
Foreign currency translation	1,238,658	953,863
Unrealized loss on marketable securities, net of tax	(4,379)	(4,507)
Unrealized loss on interest rate swap, net of tax	(889,938)	(1,387,085)
Unrecognized net pension and postretirement benefit costs, net of tax	(28,416,950)	(29,059,023)
Accumulated other comprehensive loss	(28,072,609)	(29,496,752)
Total Shareholders’ Equity	106,895,437	104,306,458
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$281,542,035	$275,587,051

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THE EASTERN COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended
	July 3, 2021	June 27, 2020
Operating Activities
Net income	$1,381,491	$1,007,036
Less: Loss from discontinued operations	(7,067,665)	(3,715,973)
Income from continuing operations	$8,449,156	$4,723,009
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,531,159	3,212,648
Unrecognized pension and postretirement benefits	(1,722,275)	(962,094)
(Gain) on sale of equipment and other assets	(1,555,983)	(424,211)
Provision for doubtful accounts	73,097	156,286
Stock compensation expense	680,014	448,669
Changes in operating assets and liabilities:
Accounts receivable	(3,343,695)	2,949,581
Inventories	(5,763,475)	(2,379,330)
Prepaid expenses and other	(3,057,099)	420,134
Other assets	(143,156)	734,790
Accounts payable	6,047,550	256,484
Accrued compensation	(144,509)	(1,527,149)
Other accrued expenses	1,215,384	(1,057,698)
Net cash provided by operating activities	4,266,168	6,551,119

Investing Activities
Marketable securities	(171)	8,389
Business disposition	—	1,178,601
Issuance of notes receivable	—	(1,251,943)
Payments received from notes receivable	629,912	—
Proceeds from sale of equipment	2,044,338	445,212
Purchases of property, plant and equipment	(1,810,434)	(830,077)
Net cash provided by/used in investing activities	863,645	(449,818)

Financing Activities
Principal payments on long-term debt	(2,336,564)	(2,622,745)
Financing leases, net	169,765	—
Purchase common stock for treasury	—	(368,864)
Dividends paid	(1,375,509)	(1,372,673)
Net cash used in financing activities	(3,542,308)	(4,364,282)

Discontinued Operations
Cash provided by operating activities	1,261,868	805,880
Cash used in investing activities	(571,945)	(153,342)
Cash provided by discontinued operations	689,923	652,538

Effect of exchange rate changes on cash	147,050	(400,006)
Net change in cash and cash equivalents	2,424,478	1,989,551

Cash and cash equivalents at beginning of period	16,101,635	14,883,954
Cash and cash equivalents at end of period ¹	$18,526,113	$16,873,505

Supplemental disclosure of cash flow information:
Interest	$1,264,023	$1,400,035
Income taxes	284,075	209,100

Non-cash investing and financing activities
Right of use asset	(484,797)	(299,567)
Lease liability	315,032	299,567

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¹ includes cash from assets held for sale of $1.6 million as of July 3, 2021 and $1.7 million as of June 27, 2020

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Reconciliation of Net Income from Continuing Operations to Adjusted Net Income from Continuing Operations and Adjusted Earnings Per Share from Continuing Operations Calculation
For the Three and Six Months ended July 3, 2021 and June 27, 2020
($000's)

	Three Months Ended		Six Months Ended
	July 3, 2021	June 27, 2020	July 3, 2021		June 27, 2020
Net income from continuing operations as reported per generally accepted accounting principles (GAAP)	$2,755	$2,080	$8,449		$4,723

Earnings per share from continuing operations as reported under generally accepted accounting principles (GAAP):

Basic	$0.44	$0.33	$1.35		$0.76
Diluted	$0.44	$0.33	$1.35		$0.76

Adjustments:
Gain on sale of Eberhard Hardware Ltd building, net of tax	-	-	(1,353	)A	-
Total adjustments (Non-GAAP)	-	-	(1,353)		-

Adjusted net income from continuing operations	$2,755	$2,080	$7,096		$4,723

Adjusted earnings per share from continuing operations ; (Non-GAAP):

Basic	$0.44	$0.33	$1.13		$0.76
Diluted	$0.44	$0.33	$1.13		$0.76

A) Gain on sale of Eberhard Hardware Ltd building

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Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA from Continuing Operations calculation
For the Three and Six Months ended July 3, 2021 and June 27, 2020
($000's)

	Three Months Ended		Six Months Ended
	July 3, 2021	June 27, 2020	July 3, 2021		June 27, 2020

Net income from continuing operations as reported per generally accepted accounting principles (GAAP)	$2,755	$2,080	$8,449		$4,723
Interest expense	434	455	961		1,076
Provision for income taxes	848	625	2,601		1,455
Depreciation and amortization	1,721	1,577	3,531		3,213
Gain on sale of Eberhard Hardware Ltd Building	-	-	(1,841	)A	-
Adjusted EBITDA from continuing operations	$5,758	$4,737	$13,701		$10,467

A) Gain on sale of Eberhard Hardware Ltd building

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